UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2024

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	PCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A (this “Amendment”) is being filed to amend the Form 8-K filed by PACCAR Inc (the “Company”) on May 3, 2024 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission to report the stockholder votes at the Company’s Annual Meeting held on April 30, 2024. The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Board’s decision on the stockholder vote regarding the frequency of advisory votes on executive compensation. Except as set forth herein, no other modifications have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) At the Annual Meeting, the Company stockholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Original 8-K, stockholders voted in favor of a one-year interval for advisory votes on executive compensation. On July 9, 2024, the Company Board of Directors approved that the next stockholder advisory vote on executive compensation (“say on pay”) will be held at the 2025 PACCAR Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: July 12, 2024	By:	/s/ M. K. Walton
M. K. Walton Vice President and General Counsel